Exhibit 99.1

Contact:
BioMimetic Therapeutics, Inc.
Kearstin Patterson, 615-236-4419
Director, Corporate Communications
Mobile: 615-517-6112
kpatterson@biomimetics.com

BioMimetic Therapeutics, Inc. Announces
Preliminary Results of Rights Offering

FRANKLIN, Tenn. – June 23, 2009 -- BioMimetic Therapeutics, Inc. (NASDAQ: BMTI) announced today that on June 22, 2009, the offering period of its previously announced rights offering expired.  In connection with the rights offering, the Company previously offered to its stockholders as of April 21, 2009, non-transferable rights to purchase 2,000,000 shares of its common stock for a purchase price of $8.50 per share.  The preliminary results indicate that the offering has been over-subscribed and, accordingly, the Company will issue a total of 2,000,000 shares to stockholders that exercised their basic subscription privileges and their over-subscription privileges.  As the number of over-subscription requests exceeds the number of shares available for sale in the rights offering, the Company will allocate the shares of common stock that are available for sale pursuant to over-subscription requests on a pro rata basis.  Novo A/S, a stockholder of the Company, had committed to participate in the rights offering as a standby purchaser; however, due to the over-subscription by the Company’s other stockholders, Novo A/S will participate only to the extent of its pro rata interest.  Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

The Company will receive gross proceeds of approximately $17.0 million in the rights offering.  The Company intends to use the proceeds, after payment of fees and expenses incurred in connection therewith, for general corporate purposes, including to fund additional product development and potential commercialization activities.

Subscription rights that were not exercised by June 22, 2009 have expired.

About BioMimetic Therapeutics

BioMimetic Therapeutics, Inc. is developing and commercializing regenerative protein-device combination products for the healing of musculoskeletal injuries and disease, including orthopedic, spine and sports injury applications.  BioMimetic received marketing approval from the FDA for its first product, GEM 21S®, as a grafting material for bone and periodontal regeneration following completion of human clinical trials, which demonstrated the safety and efficacy of the rhPDGF-BB platform technology.  Additionally, the Company has both completed and ongoing clinical trials with its product candidates AugmentTM and AugmentTM Injectable in multiple orthopedic bone healing indications including the treatment of foot and ankle fusions and the stimulation of healing of fractures of the wrist.  BioMimetic’s previously approved product and lead product candidates all combine recombinant protein therapeutics (rhPDGF-BB) with tissue specific scaffolds to actively stimulate tissue healing and regeneration.

GEM 21S is the registered trademark of Luitpold Pharmaceuticals, Inc., who now owns and markets that product.

For further information, visit www.biomimetics.com or contact Kearstin Patterson, corporate communications, at 615-236-4419.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on the current intent and expectations of the management of BioMimetic.  These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements.  BioMimetic’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with the marketing of BioMimetic’s product and product candidates, unproven preclinical and clinical development activities, regulatory oversight, and other risks detailed in BioMimetic’s filings with the Securities and Exchange Commission.  Except as required by law, BioMimetic undertakes no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for changes made to this document by wire services or Internet services.